Exhibit 4.10

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY AND ALL SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAW.

WARRANT CERTIFICATE

TO PURCHASE COMMON STOCK

OF

ENER1, INC.

1,920,000 Shares December 9, 2004

Fort Lauderdale, Florida

        This is to certify that, FOR VALUE RECEIVED, MERRIMAN CURHAN FORD & CO. (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from ENER1, INC., a Florida corporation (the “Company”), One Million, Nine Hundred Twenty Thousand (1,920,000) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) at any time during the period commencing on December 9, 2004 (the “Commencement Date”) and expiring at 5:00 p.m. Fort Lauderdale time, ten years from the date hereof (the “Expiration Date”), at an exercise price of $2.51 per share. The number of shares of Common Stock to be received upon exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock and any other securities deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as the “Warrant Shares” and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

        1.     EXERCISE OF WARRANT.

(a) This Warrant may be exercised, in whole or in part, at any time and from time to time on or after the Commencement Date and until 5:00 p.m. Fort Lauderdale time on the Expiration Date, or if the exercise day is a day on which banking institutions in the State of Florida are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Notice of Exercise annexed hereto duly executed and accompanied by payment of the Exercise Price, in cash (by certified or bank cashier’s check) or by wire transfer, for the number of Warrant Shares specified in such Notice of Exercise.

(b) In lieu of the payment method set forth above, Holder may elect to exchange all or part of this Warrant, without the payment by Holder of any additional consideration, for a number of Warrant Shares determined in accordance with the formula set forth below, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Notice of Exercise annexed hereto duly executed in which event the Company shall issue to Holder a number of Warrant Shares computed as follows:

Where	X = X = Y = A = B =	Y(A-B)
      A

The number of Warrant Shares to be issued to Holder.

The number of Warrant Shares as to which this Warrant is being tendered (at the date of such calculation).

The fair market value of a Warrant Share (at the date of such calculation).

The Exercise Price (as adjusted to the date of such calculation).

        For purposes hereof, the fair market value of the Warrant Shares shall mean (i) if the Warrant Shares are traded on a securities exchange or the Nasdaq National Market, the average of the closing prices of the Warrant Shares on such exchange or market over the 5 trading days ending immediately prior to the applicable date of valuation; (ii) if the Warrant Shares are actively traded over-the-counter, the average of the closing bid prices over the 30 day period ending immediately prior to the applicable date of valuation; and (iii) if there is no active public market for the Warrant Shares, the price per share of the Warrant Shares which the Company could obtain from a willing buyer for the shares sold by the Company from authorized but unissued Warrant Shares, as such price shall be determined in good faith by the Board of Directors of the Company.

(c) Within five business days after each exercise of this Warrant and receipt by the Company of this Warrant, the applicable Notice of Exercise and, if applicable, the Exercise Price for the number of shares specified in the Notice of Exercise, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share in an amount as provided in Section 4 below.

(d) If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of Holder to purchase the balance of the shares which may be purchased thereunder. Upon receipt by the Company of this Warrant at its principal office, or at the office of its stock transfer agent, if any, in proper form for exercise, together with the Notice of Exercise and the Exercise Price for the number of shares specified in such Notice of Exercise in the event of exercise of this Warrant pursuant to Section 1(a) above, Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder.

        2.     RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as shall be required for issuance and delivery upon exercise of this Warrant.

        3.     VALID ISSUANCE; TAXES. All Warrant Shares issued upon exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.

        4.     FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay Holder a cash adjustment in an amount equal to the fair market value of such fractional interest as determined in accordance with Section 1(b) above.

        5.     EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of Holder, upon presentation and surrender hereof to the Company at its principal office or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares which may be purchased hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof to the Company at its principal office or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

        6.     RIGHTS OF HOLDER. Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

        7.     ANTI-DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment as follows:

(a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares (each of (i) through (iii), an “Action”), then the Exercise Price shall be adjusted to be equal to the product of (x) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Action and the denominator of which is the number of shares of Common Stock outstanding immediately following such Action, multiplied by (y) the Exercise Price immediately prior to such Action. An adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Whenever the Exercise Price is adjusted pursuant to Section 7(a), the number of Warrant Shares issuable upon payment of the aggregate Exercise Price with respect to the number of Warrant Shares being purchased (the “Aggregate Exercise Price”) shall be adjusted to be equal to the product of the number of Warrant Shares issuable upon payment of the Aggregate Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Aggregate Exercise Price payable immediately prior to such adjustment and the denominator which shall be the Aggregate Exercise Price payable immediately after such adjustment.

(c) In each case of any adjustment in the Exercise Price or number or type of shares issuable upon the exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid, or overnight delivery) a copy of each such certificate to Holder.

        8.     RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease or conveyance to another corporation of the property of the Company in its entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of this Warrant, to acquire the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been acquired upon the exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales and conveyances.

        9.     RESTRICTIONS ON TRANSFER. Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), covering the disposition or sale of this Warrant or the Warrant Shares issued or issuable upon exercise hereof and registration or qualification under applicable state securities laws, Holder will not sell, transfer, pledge, or hypothecate any or all this Warrant or the Warrant Shares, unless either (i) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (ii) the Company has received an opinion of counsel to the Company or counsel to Holder, which counsel and opinion are reasonably satisfactory to the Company, to the effect that registration under the Act and applicable state securities laws is not required in connection with such disposition.

        10.     COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, Holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that Holder has had such opportunity as Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit Holder to evaluate the merits and risks of its investment in the Company; that Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Act (except as provided under Section 11 of this Warrant) and will be “restricted securities” within the meaning of Rule 144 under the Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 1(b), and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        11.     REGISTRATION RIGHTS.

(a) Defined Terms. As used in this Section 11, terms defined elsewhere herein shall have their assigned meanings and each of the following terms shall have the following meanings (such definitions to be applicable to both the plural and singular of the terms defined):

(i) Registerable Securities. The term “Registerable Securities” shall mean any of the Warrant Shares, including any shares of Common Stock or other securities received in connection with any stock split, stock dividend, merger, reorganization, recapitalization, reclassification or other distribution payable or issuable upon shares of Common Stock. For the purposes of this Section 11, securities will cease to be Registerable Securities when (A) a registration statement under the Act covering such Registerable Securities has been declared effective and (a) such Registerable Securities have been disposed of pursuant to such effective registration statement or (b) such registration statement has remained effective for 90 days, (B) such Registerable Securities are distributed to the public pursuant to the Act or pursuant to an exemption from the registration requirements of the Act, including, but not limited to, Rules 144 and 144A promulgated under the Act, or (C) such Registerable Securities have been otherwise transferred and the Company, in accordance with applicable law and regulations, has delivered new certificates or other evidences of ownership for such securities which are not subject to any stop transfer order or other restriction on transfer.

(ii) Rightsholders. The term “Rightsholders” shall include the Holder only.

(iii) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Section 11 shall refer to this Section 11 as a whole and not to any particular provision of this Section 11, and subsection, paragraph, clause, schedule and exhibit references are to this Section 11 unless otherwise specified.

(b) Registration.

        Registration Expenses (as defined in Section 11(e) hereof) in connection with the registration required under this Section 11, subject to the provisions of Section 11(e), shall be borne by the Company, but the Company shall not be responsible for the payment of any underwriter’s discount, commission or selling concession in connection with any of the Registerable Securities.

(c) Piggy-Back Registration.

(i) If, at any time on or after the date hereof and on or prior to the five year anniversary thereof, the Company proposes to file a registration statement under the Act with respect to an offering by the Company or any other party of any class of equity security similar to any Registerable Securities (other than a registration statement on Form S-4 or S-8 or any successor form or a registration statement filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of the Company), then the Company, on each such occasion, shall give written notice (each, a “Company Piggy-Back Notice”) of such proposed filing to all of the Rightsholders owning Registerable Securities (unless such Registerable Securities are then listed in a registration statement filed pursuant to Section 11(b)(i) hereof) at least ten (10) days before the anticipated filing date of such registration statement, and such Company Piggy-Back Notice also shall be required to offer to such Rightsholders the opportunity to register such aggregate number of Registerable Securities as each such Rightsholder may request. Each such Rightsholder shall have the right, exercisable for the five days immediately following the giving of the Company Piggy-Back Notice, to request, by written notice (each, a “Holder Notice”) to the Company, the inclusion of all or any portion of the Registerable Securities of such Rightsholders in such registration statement. Notwithstanding anything to the contrary contained in this Section 11(c)(i), if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering advises the Rightsholders of Registerable Securities which were the subject of all Holder Notices that the total amount and kind of securities which they, the Company and any other person intend to include in such offering is such as to adversely affect such offering, then the amount of securities to be offered for the accounts of such Rightsholders and persons other than the Company shall be eliminated or reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in its written opinion.

(ii) Expenses. Subject to the provisions of Section 11(e) hereof, the Company will pay all Registration Expenses in connection with any registration of Registerable Securities effected pursuant to this Section 11(c), but the Company shall not be responsible for the payment of any underwriter’s discount, commission or selling concession in connection therewith.

(iii) Withdrawal or Suspension of Registration Statement. Notwithstanding anything contained to the contrary in this Section 11(c), the Company shall have the absolute right, whether before or after the giving of a Company Piggy-Back Notice or Holder Notice, to determine not to file a registration statement to which the Rightsholders shall have the right to include their Registerable Securities therein pursuant to this Section 11(c), to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement. In the event of such a determination after the giving of a Company Piggy-Back Notice, the Company shall give notice of such determination to all Rightsholders and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Company shall be relieved of its obligation under this Section 11(c) to register any of the Registerable Securities in connection with such registration and (B) in the case of a determination to delay the registration, the Company shall be permitted to delay or suspend the registration of Registerable Securities pursuant to this Section 11(c) for the same period as the delay in the registration of such other securities.

(d) Registration Procedures.

(i) Obligations of the Company. The Company will, in connection with any registration pursuant to Section 11 hereof:

(A) After filing a registration statement under the Act on any appropriate form chosen by the Company, in its sole discretion, the Company shall provide to each such Rightsholder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), all exhibits thereto and documents incorporated by reference therein and such other documents as such Rightsholder may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such Rightsholder and included in such registration statement;

(B) comply with the provisions of the Act with respect to the disposition of all Registerable Securities covered by such registration statement during the applicable period in accordance with the intended method(s) of disposition of such Registerable Securities set forth in such registration statement, prospectus or supplement to such prospectus;

(C) notify the Rightsholders whose Registerable Securities are included in such registration statement, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (2) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (4) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement or prospectus so that such registration statement, prospectus or document incorporated by reference will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(D) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment and to prevent the entry of such an order;

(E) use reasonable efforts to register or qualify the Registerable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as any Rightsholder whose Registrable Securities are included in such registration statement reasonably requests in writing and do any and all other acts and things which may be necessary or advisable to enable such Rightsholder to consummate the disposition in such jurisdictions of such Registerable Securities; provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 11(d)(i)(E), (2) subject itself to taxation in any such jurisdiction or (3) take any action which would subject it to general service of process in any such jurisdiction;

(ii) Obligations of Rightsholders. In connection with any registration of Registerable Securities of a Rightsholder pursuant to Section 11(c) hereof:

(A) The Company may require that each Rightsholder whose Registerable Securities are included in such registration statement furnish to the Company such information regarding the distribution of such Registerable Securities and such Rightsholder as the Company may from time to time reasonably request in writing; and

(B) Each Rightsholder, upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (2), (3), and (4)of Section 11(d)(i)(C) hereof, shall forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Rightsholder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (1) of Section 11(d)(i)(C) hereof, or until such Rightsholder is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and until such Rightsholder has received copies of any additional or supplemental filings which are incorporated by reference in or to be attached to or included with such prospectus, and, if so directed by the Company, such Rightsholder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in the possession of such Rightsholder, of the current prospectus covering such Registerable Securities at the time of receipt of such notice; the Company shall have the right to demand that such Rightsholder or other holder verify its agreement to the provisions of this Section 11(d)(ii)(B) in any Selling Securityholder Questionnaire or Holder Notice of the Rightsholder or in a separate document executed by the Rightsholder.

(e) Registration Expenses. All expenses incident to the performance of or compliance with this Warrant by the Company, including, without limitation, all registration and filing fees of the SEC, National Association of Securities Dealers, Inc. and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registerable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the Registerable Securities on any securities exchange and fees and disbursements of counsel for the Company and the Company’s independent certified public accountants, the Act or other liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of any other person retained by the Company (but not including (i) any underwriting discounts or commissions or transfer taxes attributable to the sale of Registerable Securities or other out-of-pocket expenses of the Rightsholders, (ii) all fees and expenses of counsel and accountants for the Rightsholders and (iii) all fees and expenses of any agents who act on the Rightsholders’ behalf, unless reimbursement is specifically approved in writing by the Company) will be borne by the Company. All such expenses are herein referred to as “Registration Expenses.”

(f) Indemnification: Contribution.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Rightsholder, its officers and directors and each person who controls such Rightsholder (within the meaning of the Act), if any, and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable attorneys’ fees and expenses of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except (i) insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such Rightsholder furnished in writing to the Company by such Rightsholder expressly for use therein or (ii) if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Rightsholder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

(ii) Indemnification by Rightsholder. In connection with any registration statement in which a Rightsholder is participating, each such Rightsholder will be required to furnish to the Company in writing such information with respect to such Rightsholder as the Company reasonably requests for use in connection with any such registration statement or prospectus, and each Rightsholder agrees to the extent it is such a holder of Registerable Securities included in such registration statement, and each other such holder of Registerable Securities included in such registration statement will be required to agree, to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company and each person who controls the Company (within the meaning of the Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses of investigation) incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary, to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon information relating to such Rightsholder or other holder furnished in writing to the Company expressly for use therein.

(iii) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 11(f) of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Warrant, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party (A) hereunder, unless the indemnifying party is actually prejudiced thereby, or (B) otherwise than under this Section 11(f). In case any such action, suit or proceeding shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and the obligation to pay all expenses relating thereto. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses relating thereto or (C) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

(iv) Contribution. If the indemnification provided for in this Section 11(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 11(f)(v), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(v) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(f)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in clauses (A) and (B) of the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(vi) Limitation. Anything to the contrary contained in this Section 11(f) or in Section 11(g) notwithstanding, no holder of Registerable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such holder in connection with any sale of Registerable Securities as contemplated herein.

(g) Registration Rights to Others. The registration rights of the holder hereunder shall be subordinate to those granted to [list other holders of registration rights.]

(h) Holdback Agreement. If any registration of Registrable Securities shall be in connection with an underwritten public offering, each Rightsholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), during the seven days prior to, and during the 90-day period (or such lesser period as the managing underwriters may permit) beginning on, the effective date of such registration, and the Company hereby also so agrees.

(i) In connection with each registration covering an underwritten public offering, each Rightsholder agrees to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement.

    12.        GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida.

ENER1, INC. By: __________________________ Name: Ronald N. Stewart Title: Executive Vice President

EXHIBIT A

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

WARRANT NO. __________

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Ener1, Inc. provided for therein, and (check the applicable box):

        Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $_______ for ________ such securities.

        Elects the Net Issue Exercise option pursuant to Section 1(b) of the Warrant, and accordingly requests delivery of a net of _______ of such securities, according to the following calculation:

X = Y (A-B) ( ) = ( ) [( ) - ( )]
         A                                  (_____)

Where X = the number of Warrant Shares to be issued to Holder.

Y = ________, the number of Warrant Shares as to which the Warrant is being tendered (as adjusted to the date of such calculation).
A = the fair market value of one Warrant Share.
B = Exercise Price (as adjusted to the date of such calculation).

The undersigned certifies that the Warrant is owned by the undersigned free and clear of any and all claims, liens and/or encumbrances.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:         __________________________
Address:    __________________________
Signature:  __________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form attached hereto.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

     FOR VALUE RECEIVED ___________________________________________ hereby sells, assigns and transfers unto

__________________________________________________________________________________________
                                           (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________________

Signature: (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.) (Insert Social Security or Other Identifying Number of Assignee)